Exhibit 10.1

Certain personal information which would constitute an unwarranted invasion of personal privacy has been redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K and Instruction 5 to Item 1.01 of Form 8-K. The Company hereby undertakes to supplementally furnish any redacted information to the SEC upon request.

Dated 22 December 2025

TREASURE GLOBAL INC

(Registration No.: 7908921)

(“VENDOR”)

AND

MAISON DE CUISINE SDN BHD

(Registration No.: 202501048612 (1650020-A))

(“BUYER”)

SHARE SALE AGREEMENT

SHARE SALE AGREEMENT	Page 1

SHARE SALE AGREEMENT

DATED:

Parties

TREASURE GLOBAL INC (Registration No. 7908921), a company incorporated in States of Delaware having an address for service at 276, 5th Avenue Suite, 704 #739 New York, NY 10001, United States (“Vendor”);

and

MAISON DE CUISINE SDN BHD (Registration No. 202501048612 (1650020-A)), a company incorporated in Malaysia, whose registered address is located 27-5 Menara 1MK, No.1 Jalan Kiara, Mont Kiara, 50480 Kuala Lumpur, Malaysia (“Buyer”).

1.	Recitals

1.1	The Company

The Company (as defined herein):

1.1.1	is a private company incorporated in Malaysia on 1 July 2024;

1.1.2	has its registered address at 27-5 Menara 1MK, No.1 Jalan Kiara, Mont Kiara, 50480 Kuala Lumpur, Malaysia;

1.1.3	has an issued share capital of RM270,000 comprising 270,000 ordinary shares of Ringgit Malaysia One (RM1.00) each ordinary shares;

1.1.4	is principally involved in investment holding; and

1.1.5	owns 100% of the issued shares of Bowlcrafted Sdn Bhd (the “Subsidiary”).

and further details of the Company and its subsidiary are set out in Schedule 1 of this Agreement respectively.

1.2	The Sale Shares

The Vendor is the registered and beneficial owners of the Sale Shares (as defined herein) and intends to sell the Sale Shares to the Buyer or his nominee, subject to the terms and conditions set out in this Agreement.

1.3	Agreement to buy and sell

1.3.1	The Vendor agrees to sell and the Buyer agrees to buy or procure his nominee to buy the Sale Shares free from all Encumbrances (as defined herein) together with all rights and benefits of whatsoever nature attaching thereto with effect from the Agreement Date (as defined herein) at the Purchase Consideration (as defined herein) based on a “willing-buyer willing-seller” basis as well as the terms and conditions of this Agreement. For the avoidance of doubt, any nomination shall not relieve the Buyer of any of its obligations or liabilities under this Agreement, all of which shall remain joint and several with the nominee.

SHARE SALE AGREEMENT	Page 2

2.	Definitions

In addition to the terms defined in the Recitals and elsewhere in this Agreement, the following capitalised terms shall have the following meanings in this Agreement except where the context otherwise requires:

Agreement Date	The date of this Agreement.

Business Day Any day other than a Saturday, Sunday or any other day which is a public holiday in Selangor, Malaysia and/or in the City of New York, United States of America

Buyer	Maison De Cuisine Sdn Bhd.

Company	Tadaa Ventures Sdn Bhd (f.k.a. VWXYZ Ventures Sdn Bhd) (Registration No. 202401026133 (1571982-P)), a private company incorporated in Malaysia, with registered office at 27-5 Menara 1MK, No.1 Jalan Kiara, Mont Kiara, 50480 Kuala Lumpur, Malaysia.

Completion	Actual completion of the matters provided for in Clause 7 of this Agreement.

Completion Date	The date on which Completion occurs.

Encumbrance Any mortgage, charge (whether fixed or floating), pledge, lien, encumbrance, hypothecation, security interest, title retention or other security arrangement of any kind or any other encumbrance of any nature whatever.

Escrow Agent	A third-party law firm mutually agreed between the Parties to hold the RG Shares in escrow.

Group	the Company and its Subsidiary collectively.

Insolvent	In the case of a corporation, if it:

	1.	is deemed unable to pay its debts under Section 466(1) of the CA; or

	2.	is the subject of any action taken for or with a view to its winding up (whether compulsory or voluntary) other than a winding up which is for the sole purpose of reorganisation, amalgamation or reconstruction of a solvent company; or

	3.	has a receiver appointed over or an encumbrancer takes possession of or enforces its rights over any of the assets of the company or a judicial management order is made by the court under section 405 of the CA; or

	4.	enters into dealings with any of its creditors with a view to avoiding or in expectation of insolvency; or

SHARE SALE AGREEMENT	Page 3

	5.	proposes a scheme of compromise or arrangement with all or any of its creditors under Section 366 of the CA or proposes a corporate voluntary arrangement under Section 397 of the CA; or

	6.	applies for or obtains a restraining order on any term under Section 368(1) of the CA.

In the case of an individual, if he:

	1.	commits an act of bankruptcy (as defined by section 3 of the Insolvency Act 1967 of Malaysia);

	2.	is the subject of an any action taken for or with a view to adjudicating him bankrupt;

	3.	has a receiver appointed over or an encumbrancer takes possession of any of his assets;

	4.	enters into dealings with any of his creditors with a view to avoiding or in expectation of insolvency; or

	5.	is insolvent or bankrupt.

Ordinary Shares	Ordinary shares in the Company.

Proceedings Any suit, action or proceeding arising out of or in connection with this Agreement.

Purchase Consideration	means the RG Shares provided in exchange for the Sale Shares.

RG Reveillon Group Limited, (Company No. 2141981), a company proposed to be listed in or around 2026 on the NASDAQ stock exchange, incorporated in the British Virgin Islands, with its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

RG Shares	Ordinary shares in RG having an agreed aggregate value of United States Dollar One Million Four Hundred Thousand (USD1,400,000) with the issuance price of United States Dollar Two (USD2) per share.

Sale Shares	The entire issued share capital of the Company.

Vendor	Treasure Global Inc.

Subsidiary	Bowlcrafted Sdn Bhd, the subsidiary of the Company.

Warranties	Any warranties and/or representations given by the Vendor under this Agreement.

SHARE SALE AGREEMENT	Page 4

3.	Interpretation

3.1	Successors

The expressions ‘the Vendor’ and ‘the Buyer’ include the representation and successors of the Vendor and the Buyer respectively.

3.2	Genders and singular

Words importing one gender include all other genders and words importing the singular include the plural and vice versa.

3.3	Agreement

The expression ‘this Agreement’ or ‘Share Sale Agreement’ means this agreement, as varied from time to time in accordance with its terms.

3.4	Persons

The expression ‘person’ or ‘persons’ includes corporations, individuals and fluctuating bodies of persons.

3.5	Month

The term ‘month’ means calendar month.

3.6	Parties

3.6.1	The term ‘parties’ means the Vendor and the Buyer collectively.

3.6.2 The term ‘party’ means any of the parties.

3.7	Written laws

Any reference in this Agreement to any written law, statute or regulation shall be construed as a reference to such written law, statute, or regulation as in force in the relevant jurisdiction and shall include any statutory extension, consolidation, modification, amendment, re-enactment, or replacement thereof, and any rules, regulations, orders, or other subsidiary or delegated legislation made pursuant thereto. In relation to the US Law, it shall also constitute any present or future law and legislation and any constitution, decree, judgment, legislation, order, ordinance, status, treaty, directive, by-law, rule or regulations of the United States of America. If the contents require that US Law be included in the interpretation of “law” or “laws” such word shall be interpreted to include in US Law.

3.8	Clauses and schedules

References in this Agreement to any clause, sub-clause or schedule without further designation shall be construed as a reference to the clause, sub-clause or schedule to this Agreement so numbered.

3.9	Headings and table of contents

The clause and paragraph headings and the table of contents do not form part of this Agreement and shall not be taken into account in its construction or interpretation.

SHARE SALE AGREEMENT	Page 5

3.10	Time of the essence

A reference to times of the day is to Kuala Lumpur, Malaysia time. If any period of time is specified from a given day, or the day of a given act or event, it is to be calculated exclusive of that day and if any period of time falls on a day which is not a Business Day, then that period is to be deemed to only expire on the next following Business Day.

3.11	Performance where non-Business Day

If any obligation or thing is required to be performed or done on or by a particular day which is not a Business Day, it will be deemed that the obligation or thing is to be performed or done on or by (as the case may be) the next following Business Day.

4.	Sale of the Sale Shares

Subject to the terms and conditions of this Agreement, the Vendor shall sell the Sale Shares and the Buyer shall buy or procure his nominee to buy the Sale Shares free from all Encumbrances, and with all rights and benefits of whatsoever nature attaching thereto with effect from the Agreement Date for the Purchase Consideration, subject to the terms and conditions of this Agreement.

5.	Conditions Precedent

5.1	Conditions

The obligations of the Buyer or his nominee to buy the Sale Shares from the Vendor on the terms of this Agreement is conditional upon the following:

(a)	the Vendor obtaining all required approvals including but not limited to Board resolution for the disposal of the Sale Shares in accordance with the provision of this Agreement;

(b)	the Buyer obtaining all required approvals including but not limited to Board resolution for the acquisition of the Sale Shares in accordance with the provision of this Agreement;

(c)	no material adverse change in the business, assets, or financial condition of the Group;

(d)	transfer or issuance of the RG shares to the Escrow Agent within fourteen (14) calendar days from the date of this Agreement or any extension shall be mutually agreed in writing; and

(e)	all representation and warranties by the Parties in this Agreement remain true and correct as of Completion.

6.	Purchase Consideration

6.1	The Purchase Consideration payable by the Buyer to the Vendor for the purchase of the total Sale Share shall be satisfied entirely by way of the transfer or issuance of RG Shares to the Escrow Agent under the name of the Vendor as the beneficial owner subject always to the terms and conditions in this Agreement hereof. For clarity, the Buyer shall cause RG to issue, allot or procure the transfer of the RG Shares to the Escrow Agent within fourteen (14) calendar days from the date of this Agreement.

6.2	In the event that, for any reason, the completion of the Purchase Consideration appears to be impossible, impracticable, or likely to be materially delayed, the Buyer shall promptly convene a meeting with the Vendor in good faith to discuss and agree upon the necessary steps, alternative arrangements, or adjustments to facilitate completion. The Parties shall act reasonably and cooperatively at such meeting to seek a solution consistent with the terms and intentions of this Agreement.

SHARE SALE AGREEMENT	Page 6

7.	Completion

7.1	Completion Mechanics

Completion of the Sale Shares shall occur within five (5) Business Days after satisfaction of the Conditions, regardless of whether the Escrow Agreement has been executed.

7.2	Vendor Deliverables at Completion

The Vendor shall deliver:

(a)	Duly executed share transfer forms; and

(b)	Board resolutions approving the transaction.

7.3	Buyer Deliverables at Completion

The Buyer shall facilitate the execution of the Escrow Agreement within thirty (30) Business Days post-Completion and ensure that the RG Shares are deposited into escrow.

7.4	Operation of the Company

Upon Completion, the Vendor will no longer manage and operate finance including but not limited to the business operation, management, and any other matter related to the operation of the Company.

8.	Representation, Warranties and Undertakings

8.1	Vendor

The Vendor represents, warrants and undertakes to the Buyer or his nominee up to the Completion Date that:

8.1.1	it is the legal and beneficial owner of the Sale Shares free and clear of any Encumbrances;

8.1.2	it is a company duly incorporated and validly existing under the laws of Delaware, with separate legal personality and the capacity to sue or be sued in its own name. No resolution has been passed in relation to the Vendor, and as far as the Vendor is aware, no other step has been taken in relation to the Vendor or legal proceedings have been started, or threatened, against the Vendor for its winding-up or dissolution, or for the appointment of a liquidator, receiver, administrator, administrative receiver or similar officer over any or all of its assets;

8.1.3	its execution, delivery and performance of this Agreement have been duly authorised by all corporate or similar action required to be taken by it;

8.1.4	it has the unrestricted rights to transfer the Sale Shares to the Buyer or his nominee and has full right, power and authority to enter into this Agreement and this Agreement when executed, will constitute its valid and binding obligations enforceable in accordance with its terms and conditions;

8.1.5	this Agreement shall constitute legal, valid and binding obligations of the Vendor or its nominees in accordance with its terms;

SHARE SALE AGREEMENT	Page 7

8.1.6	the Vendor and the Company are not Insolvent; and

8.1.7	neither the Company nor any of its subsidiaries is a real property company pursuant to the Real Property Gains Tax Act 1976.

8.2	Buyer

The Buyer represents, warrants and undertakes and shall procure his nominee to represent, warrant and undertake to the Vendor up to the Completion Date that:

8.2.1	the Buyer or his nominee (as the case may be) has the power and capacity to enter into this Agreement and to perform and observe the terms and conditions herein;

8.2.2	it is a company duly incorporated and validly existing under the laws of Malaysia, with separate legal personality and the capacity to sue or be sued in its own name. No resolution has been passed in relation to the Vendor, and as far as the Vendor is aware, no other step has been taken in relation to the Vendor or legal proceedings have been started, or threatened, against the Vendor for its winding-up or dissolution, or for the appointment of a liquidator, receiver, administrator, administrative receiver or similar officer over any or all of its assets,

8.2.3	the execution of this Agreement by the Buyer and the performance of its obligations constitutes valid, legal and binding obligations enforceable against the Buyer or his nominee (as the case may be) in accordance with its terms;’

8.2.4	this Agreement shall constitute legal, valid and binding obligations of the Buyer or its nominees in accordance with its terms; and

8.2.5	it is not Insolvent.

8.3	Separate and independent

Each of the Warranties is separate and independent and is without prejudice to any other Warranty and (except where expressly stated otherwise) shall not be limited by reference to any clause, sub-clause, paragraph or sub-paragraph.

8.4	Full force

Each of the Warranties shall remain in full force and effect after the Agreement Date:

(a)	until all the Sale Shares become legally and beneficially owned by the Buyer;

(b)	until this Agreement is terminated under Clause 12, whichever is the earlier.

8.5	Indemnity

Each Party (“Indemnifying Party”) shall indemnify and hold harmless the other Party and its affiliates, officers, directors, and employees (each an “Indemnified Party”) from and against any losses, claims, liabilities, damages, costs, or expenses (including reasonable legal fees) arising from or in connection with (i) any breach of the Indemnifying Party’s representations, warranties, or obligations under this Agreement, (ii) in the case of the Buyer, the Buyer’s ownership or use of the Sale Shares after Completion, and in the case of the Vendor, the Vendor’s ownership of the Sale Shares prior to Completion, or (iii) any regulatory filings or compliance obligations of the Indemnifying Party, including under U.S. Law or other foreign laws. Notwithstanding the foregoing, no Party shall be liable for any such matters except to the extent resulting from its gross negligence, fraud, or willful misconduct.

SHARE SALE AGREEMENT	Page 8

9.	Regulatory Filings and Compliance

The Vendor shall be responsible for any filings or other disclosure obligations to be made to the United States Securities and Exchange Commission (“SEC”) or the NASDAQ Stock Exchange (“NASDAQ”). The Buyer shall have no liability for disclosures, filings, or compliance related to SEC or NASDAQ.

10.	Severance

If any provision of this Agreement is declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable, the parties shall amend that provision in such reasonable manner as to achieve the intention of the parties without illegality or it may be severed from this Agreement.

11.	Waivers etc.

11.1	Failure or delay

In addition and without prejudice to any other similar provisions benefiting the parties (whichever applicable) in other parts of this Agreement, no failure or delay by the parties in exercising any claim, remedy, right, power or privilege under this Agreement shall operate as a waiver nor shall any single or partial exercise of any claim, remedy, right, power or privilege preclude any further exercise of them or exercise of any other claim, right, power or privilege.

11.2	Right or remedy accrued

Any remedy or right accrued to the parties for breach of any provisions of this Agreement shall be in addition to and without prejudice to all other rights and remedies available to it.

12.	Assignment

Neither party may assign its right or obligations under the Agreement in whole or in part without the prior written consent of the other party.

13.	Termination

13.1	Without prejudice to either party’s rights under the general or common law including (without limitation) either party’s rights of claim for any indemnities, damages, costs, disbursements, stamp duties, interests and other charges and payments (whether actual contingent or otherwise) under or in connection with this Agreement, this Agreement may be terminated in any of the following events:

13.1.1	the Buyer or his nominee or the Vendor breaches all or any of the provisions of this Agreement or any of the Warranties;

13.1.2	any of the Vendor, Buyer or his nominee and/or the Company is or becomes Insolvent; or

13.1.3	it appears that any of the Warranties is or has become inaccurate or misleading, (collectively, “Events of Termination” and individually “Event of Termination”). The party who has not contributed to the Event of Termination shall be entitled to serve a notice of termination on the party who has contributed to the Event of Termination.

13.2	Upon receipt of the notice of termination from the party who has not contributed to the Event of Termination by the party who has contributed to the Event of Termination, this Agreement shall be terminated and neither party shall have any claim against each other save for antecedent breach.

14.	Confidentiality

Each party agrees to keep confidential the contents of this Agreement and undertakes to take all required measures to maintain the confidentiality of this Agreement and any related discussions and shall not use such information for any purpose other than in connection with the sale and purchase of the Sale Shares and its Completion contemplated under this Agreement. The parties shall not disclose any matter in respect of or in relation to this Agreement or its content without prior written approval from the other party unless required by a mandatory rule of law, an order of a court of competent jurisdiction or a mandatory requirement of governmental, public or regulatory authorities or any stock exchange but in such case, only after prior notice and consultation with the other party. The obligations of a party shall extend to its directors, officers and professional advisers and such party shall procure the compliance of the aforementioned. This obligation shall subsist notwithstanding the completion/determination of this Agreement or any of the other definitive agreements.

SHARE SALE AGREEMENT	Page 9

15.	Communications

15.1	Methods

Any notice or other communication to be given by a party to this Agreement shall be in writing and in the English language and shall (without prejudice to any other manner of service) be deemed duly given if:

15.1.1	delivered by hand; or

15.1.2	sent by facsimile transmission, electronic mail or courier or by prepaid registered post,

to the addressee at the e-mail address and/or address referred to in this Agreement (as the case may be) or at such other address (or facsimile number) as the party to be served has notified.

15.2	Non-business times

Notwithstanding the preceding provisions of this Clause 14, if a notice or other communication is received by the recipient on a day which is not during the hours 9.00 am. to 5.00 pm. (being the time as in the place where the recipient is located) on a Business Day, such notice or communication shall be deemed given on the following Business Day at the commencement of such hours.

16.	Duplicates

This Agreement may be executed in any number of duplicates, each of which shall be an original but such duplicates shall together constitute one and the same agreement.

17.	Costs

17.1	General

Subject to Clause 16.2 of this Agreement, each party shall pay its own expenses including (without limitation) all fees of advisers, agents, representatives, solicitors and accountants employed by it in connection with the negotiation, preparation, completion and/or termination of this Agreement and all matters which it contemplates.

17.2	Buyer’s stamp duties

The Buyer or his nominee shall pay the stamp duty on the original and two duplicates of this Agreement and the stamp duty and registration fees in respect of the transfer of the Sale Shares.

18.	Signature Page

This Agreement may be executed by the parties on separate signatures pages to different copies of this Agreement but such different copies shall constitute one and the same agreement and shall be as if the same copies of this Agreement were signed by all the parties.

19.	Jurisdiction

The parties submit to the exclusive jurisdiction of the courts of Malaysia and any Proceedings may be brought in any court of competent jurisdiction in Malaysia.

20.	Law

This Agreement shall be governed by and construed in all respects in accordance with Malaysian law and the Parties hereby submit to the exclusive jurisdiction of the Courts of Malaysia.

21.	Successors Bound

This Agreement shall be binding on the successors-in-title and permitted assigns of the Parties and the heirs, successor-in-title, nominees and personal representative of the Parties, as the case may be.

(The rest of this page has been intentionally left blank)

SHARE SALE AGREEMENT	Page 10

AS WITNESS the hands of the parties or their duly authorised representatives the day and year first above written.

The Vendor

Signed for and on behalf of	)
)
TREASURE GLOBAL INC	)
(Registration No. 7908921))
	)	/s/ Carlson Thow
Name: Carlson Thow

Designation: DirectorChief Executive Officer

The Buyer

Signed for and on behalf of	)
)
MAISON DE CUISINE SDN BHD	)
(Registration No. 202501048612 (1650020-A)))
)

Name:
Designation: Director

SHARE SALE AGREEMENT	Page 11

SCHEDULE 1

(to be read construed and taken as an essential and an integral part of this Agreement)

DETAILS OF THE COMPANY

1.	THE COMPANY

The following are some details of the Company:

Name	:	Tadaa Ventures Sdn Bhd

Company number	:	202401026133 (1571982-P)

Registered office : 27-5 Menara 1MK, No. 1 Jalan Kiara, Mont Kiara, 50480 Kuala Lumpur, Malaysia

Date of incorporation	:	1 July 2024

Last former name	:	VWXYZ Venture Sdn Bhd

Listing Status	:	Not listed

Share Capital	:	270,000 ordinary shares

Director	:	No.	Name	NRIC No.
		(i)	Thow Carlson	[******]

Secretary	:	No.	Name	NRIC No.
		(i)	Chuah Hoon Hong	[******]

Principal Activity	:	Investment holding

Subsidiaries	:	Company		% of shareholding
		Bowlcrafted Sdn Bhd		100

SHARE SALE AGREEMENT	Page 12

DETAILS OF THE SUBSIDIARY

2.	THE SUBSIDIARY

The following are some details of the Subsidiary:

Name	:	Bowlcrafted Sdn Bhd

Company number	:	202501041195 (1642604-T)

Registered office : 27-5 Menara 1MK, No. 1 Jalan Kiara, Mont Kiara, 50480 Kuala Lumpur, Malaysia

Date of incorporation	:	2 September 2025

Last former name	:	Nil

Listing Status	:	Not listed
:
Share Capital	:	100 ordinary shares

Directors	:	No.	Name	NRIC	No./Identity
Card No.
		(i)	Mohd Nadzri Bin Redzuawan	[******]
		(ii)	Thow Carlson 930121-14-5371

Secretaries	:	No.	Name	Company No.
		(i)	Chuah Hoon Hong	860425-29-5335

Principal Activity	:	Mobile food carts; restaurants; other food service activities

SHARE SALE AGREEMENT	Signature Page